UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 1, 2014

CrowdGather, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 435-2472

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Exchange Agreements

On December 1, 2014, CrowdGather, Inc. (the “Registrant” or “we”) entered into a separate exchange agreement (the “Exchange Agreement”) with each holder (collectively, the “Holders”) of (i) shares of the Registrant’s Series B Preferred Stock (“Preferred Stock”), and (ii) warrants to purchase 10,000,000 shares of common stock issued in connection with the Preferred Stock (the “Old Warrants”) pursuant to which the Registrant shall issue Secured Promissory Notes (“Exchange Notes”) in the aggregate principal amount of $1,100,000 and warrants to purchase 5,500,000 shares of the Registrant’s common stock (the “Exchange Warrants”) to the Holders in the amounts as specified in the separate Exchange Agreements in exchange for all of the issued and outstanding Preferred Stock and all of the Old Warrants held by the Holders. Following the consummation of the transactions contemplated by each Exchange Agreement, the Preferred Stock and Old Warrants are no longer outstanding, and the Registrant removed from reservation 30,000,000 shares of common stock underlying the Preferred Stock and Old Warrants.

The Exchange Warrants grant the Holders the right to purchase five shares of the Registrant’s common stock for every one dollar of principal of the Exchange Notes issued to the Holders at an exercise price equal to $0.11 per share.  The Exchange Warrants have an exercise term equal to five years and are exercisable commencing on December 3, 2014.

The Exchange Notes and Exchange Warrants were issued to each Holder pursuant to the exemption from registration and prospectus delivery requirements of the Securities Act of 1933, amended (the “Act”), provided by Section 3(a)(9) of the Act.

In connection with the issuance of the Exchange Notes, we entered into a security agreement with the Holders (the “Security Agreement”) to secure the timely payment and performance in full of our obligations pursuant to the Exchange Notes.

The foregoing descriptions of the Exchange Agreement, the Exchange Notes, Exchange Warrants and Security Agreement are summaries of the material terms only and are qualified in their entirety by the complete text of the form of Exchange Agreement, form of the Exchange Notes, form of the Exchange Warrants and form of Security Agreement attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K.

Note and Warrant Purchase Agreement

On December 2, 2014, the Registrant entered  a  Note and Warrant Purchase Agreement (“Purchase Agreement”) with one investor (“Investor”) providing for the purchase of a Secured Promissory Note (“Note”) in the aggregate principal amount of $200,000 and 1,000,000 warrants to purchase shares of the Registrant’s common stock (the “Warrants”). The Note was issued and funded on December 2, 2014. The Notes bear interest at the rate of 12% per annum and are due and payable one year from the date of issuance.

The Warrants grant the Investor the right to purchase five shares of the Registrant’s common stock for every one dollar of principal of the Note purchased by the Investor at an exercise price of $0.11 per share which is equal to 110% of the closing price of the Company’s common stock on the date of investment.  The Warrants have an exercise term equal to five years and are exercisable commencing on the date of issuance.

The Note and Warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, afforded by Regulation S.

In connection with the issuance of the Note, we entered into a security agreement with the Investor (the “New Security Agreement”) to secure the timely payment and performance in full of our obligations pursuant to the Note.

The foregoing descriptions of the Purchase Agreement, the Note, Warrants and New Security Agreement are summaries of the material terms only and are qualified in their entirety by the complete text of the forms of Purchase Agreement, form of the Notes, form of the Warrants and form of New Security Agreement attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to our Current Report on Form 8-K filed with SEC on November 26, 2014.

Item 2.03.      Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02.      Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	Form of Exchange Agreement
10.2	Form of Secured Promissory Note
10.3	Form of Warrant
10.4	Form of Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

Date: December 5, 2014	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer